EXHIBIT 99.3

The following certification is "furnished" as provided in the rules proposed by the Securities and Exchange Commission in Release 34-47551, dated March 21, 2003.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of the Home Properties Retirement Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on June 26, 2003, (the "Report"), I, David P. Gardner, Senior Vice President and Chief Financial Officer of Home Properties of New York, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1.     The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.     The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

By: /s/ David P. Gardner
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David P. Gardner
Senior Vice President and Chief Financial Officer
June 26, 2003

A signed original of this written statement required by Section 906 has been provided by Home Properties of New York, Inc. and will be retained by Home Properties of New York, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.